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                                   Exhibit 4.1


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                      SECOND AMENDMENT TO RIGHTS AGREEMENT


          SECOND AMENDMENT, dated as of May 2, 1995 (the "Amendment"), to the Rights Agreement, dated as of May 12, 1988, as amended as of October 19, 1994 (the "Rights Agreement"), between Plains Petroleum Company, a Delaware corporation (the "Company"), and Chemical Bank (as successor to Manufacturers Hanover Trust Company), a New York banking association (the "Rights Agent").

          Pursuant to and in compliance with Section 26 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto hereby agree as follows:

          1. Section 1(a) of the Rights Agreement is hereby amended to add the following at the end of the existing language thereof:

               "Anything in this Agreement to the contrary notwithstanding, "Acquiring Person" shall not include Barrett Resources Corporation, a Delaware corporation ("Parent"), Vanilla Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), or any Affiliates or Associates of Parent or Sub, by virtue of (x) the execution and delivery of the Agreement and Plan of Merger among Parent, Sub and the Company, dated as of May 2, 1995 and any amendments thereto in accordance with its terms (the "Merger Agreement"),

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          pursuant to which, among other things, Sub shall merge with and into the Company (the "Merger") or (y) the consummation of the Merger and the transactions contemplated by the Merger Agreement."

          2. Section 3(c) of the Rights Agreement is hereby amended by inserting "and as of May 2, 1995" following "May 12, 1988, as amended as of October 19, 1994" in line 5 of the legend set forth therein.

          3. Section 13(a) of the Rights Agreement is hereby amended to add the following paragraph at the end thereof:

               "Notwithstanding any other provision of this Agreement, neither of the following events shall constitute an occurrence of the events referred to in Section 13(a)(i), (ii) or (iii) hereof: (A) the execution of the Merger Agreement or (B) the consummation of the Merger."

          4. The Rights Agreement is hereby amended to add a new Section 34 which shall read in its entirety as follows:

               "Anything in this Agreement to the contrary notwithstanding, the acquisition of beneficial ownership of the Common Stock of the Company pursuant to the Merger and the consummation of the transactions contemplated by the Merger Agreement shall not cause Parent, Sub or any Affiliates or Associates of Parent or Sub to be deemed an Acquiring Person or to give rise to a Distribution Date, the event referred to in Section 11(a)(ii) hereof, any of the events referred to in Section 13(a)(i), (ii) or (iii) hereof or a Stock Acquisition Date."

          5. The Form of Right Certificate attached to the Rights Agreement as Exhibit B is hereby amended by inserting


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after "May 12, 1988, and amended as of October 19, 1994" in line 5 thereof the phrase "and amended as of May 2, 1995".

          6. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

          7. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          8. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.


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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                                      PLAINS PETROLEUM COMPANY



By: /s/ Eugene A. Lang, Jr.                  By: /s/ James A. Miller
   ---------------------------                  -----------------------------
   Name:  Eugene A. Lang, Jr.                   Name:  James A. Miller
   Title:  Secretary                            Title:  Chairman of the
                                                         Board and Chief
                                                         Executive Officer



Attest:                                      CHEMICAL BANK



By: /s/ Regina Brown                         By: /s/ Norman Lawrence
   ---------------------------                  -----------------------------
   Regina Brown                                 Norman Lawrence
   Assistant Manager                            Assistant Vice President


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